      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 1997


                                                      REGISTRATION NO. 333-22669
================================================================================

                    U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ----------------------

                                 PRE-EFFECTIVE

                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                             ----------------------

                                  EXCITE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              CALIFORNIA                               7379                               77-0378215
   (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)

                             ----------------------

                                  555 BROADWAY
                         REDWOOD CITY, CALIFORNIA 94063
                                 (415) 568-6000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             ----------------------

                                 ROBERT C. HOOD
   EXECUTIVE VICE PRESIDENT, CHIEF ADMINISTRATIVE OFFICER AND CHIEF FINANCIAL
                                    OFFICER
                                  EXCITE, INC.
                                  555 BROADWAY
                         REDWOOD CITY, CALIFORNIA 94063
                                 (415) 568-6000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                             ----------------------

                                   COPIES TO:

                             MARK C. STEVENS, ESQ.
                            JEFFREY R. VETTER, ESQ.
                              MICHAEL MCADAM, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                          PALO ALTO, CALIFORNIA 94306
                                 (415) 494-0600
                             ----------------------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                PROPOSED MAXIMUM       PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF     AMOUNT TO BE   OFFERING PRICE PER     AGGREGATE OFFERING      AMOUNT OF
  SECURITIES TO BE REGISTERED    REGISTERED         SHARE(1)               PRICE(1)        REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, no par value......   2,645,000       $15.375(1)           $40,666,875(1)      $12,323.30(2)
-----------------------------------------------------------------------------------------------------------
Common Stock, no par value......    255,000        $11.9375(3)           $3,044,063(3)        $922.44(4)
-----------------------------------------------------------------------------------------------------------
Total...........................   2,900,000                                                  $13,245.74
===========================================================================================================

(1) Estimated pursuant to Rule 457(c) solely for the purposes of calculating the registration fee and based on the average of the high and low sales prices of the Common Stock on the Nasdaq National Market on February 27, 1997.
(2) Previously paid.

(3) Computed on the basis of the offering price of the additional shares.

(4) In accordance with Rule 457(a), the amount of the additional filing fee was estimated pursuant for Rule 457(c) for the purpose of calculating the additional registration fee and based on the average of the high and low sales prices of the Common Stock on the Nasdaq National Market on May 30, 1997.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of Common Stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee, and the Nasdaq National Market filing fee.

    Securities and Exchange Commission registration fee.....................  $ 13,245.74
    Nasdaq National Market filing fee.......................................    22,600.00
    Accounting fees and expenses............................................    75,000.00
    Legal fees and expenses.................................................   175,000.00
    Printing................................................................   175,000.00
    Road show expenses......................................................    30,000.00
    Blue sky fees and expenses..............................................     5,000.00
    Transfer agent fees and expenses........................................     5,000.00
    Miscellaneous...........................................................    99,154.26
                                                                              -----------
              Total.........................................................  $600,000.00
                                                                               ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Articles of Incorporation include a provision that eliminates the personal liability of its directors to the Registrant and its shareholders for monetary damages for breach of the directors' fiduciary duties to the fullest extent permitted by law. This limitation has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) under Section 310 of the California Corporations Code (the "California Code") (concerning contracts or transactions between the Registrant and a director) or (vii) under Section 316 of the California Code (concerning directors' liability for improper dividends, loans and guarantees). The provision does not extend to acts or omissions of a director in his capacity as an officer. Further, the provision will not affect the availability of injunctions and other equitable remedies available to the Registrant's shareholders for any violation of a director's fiduciary duty to the Registrant or its shareholders.

     The Registrant's Articles of Incorporation also include an authorization for the Registrant to indemnify its agents (as defined in Section 317 of the California Code), through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this latter provision, the Registrant's Bylaws provide for indemnification of the Registrant's directors and officers. In addition, the Registrant, at its discretion, may provide indemnification to persons whom the Registrant is not obligated to indemnify. The Bylaws also allow the Registrant to enter into indemnity agreements with individual directors, officers, employees and other agents. These indemnity agreements have been entered into with all directors and provide the maximum indemnification permitted by law. These agreements, together with the Registrant's Bylaws and Articles of Incorporation, may require the Registrant, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' insurance if available on reasonable terms.

     Section 317 of the California Code and the Registrant's Bylaws make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The Registrant has directors and officers liability insurance with a per claim and annual aggregate coverage limit of $5,000,000.

     Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

                                                                                  EXHIBIT
                                     DOCUMENT                                     NUMBER
    --------------------------------------------------------------------------    -------
    Registrant's Articles of Incorporation....................................       3.01
    Registrant's Bylaws.......................................................       3.02
    Form of Indemnity Agreement...............................................      10.05

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     The following table sets forth information regarding all securities sold by the Registrant since the Company's inception (June 9, 1994).

                                                                                        AGGREGATE
                                                             TITLE OF     NUMBER OF      PURCHASE         FORM OF
                PURCHASER                 DATE OF SALE     SECURITIES(1)    SHARES        PRICE        CONSIDERATION
    ---------------------------------  ------------------  -------------  ----------   ------------   ----------------
    Ryan A. McIntyre.................   September 1, 1994  Common Stock     148,888    $      67.00         Cash
    Benjamin E. Lutch................   September 1, 1994  Common Stock     148,888           67.00         Cash
    Martin R. Reinfried..............   September 1, 1994  Common Stock     111,110           50.00         Cash
    Graham F. Spencer................   September 1, 1994  Common Stock     172,222           77.50         Cash
    Mark A. Van Haren................   September 2, 1994  Common Stock     148,888           67.00         Cash
    Joseph R. Kraus, IV..............   September 5, 1994  Common Stock     158,888           71.50         Cash
    Ken Keller.......................       April 3, 1995  Two Warrants         (2)          100.00       Cash and
                                                            to Purchase                                   Services
                                                           Common Stock
    Joseph R. Kraus..................       July 26, 1995  Common Stock     141,112        4,938.92         Cash
    Benjamin E. Lutch................       July 26, 1995  Common Stock       1,112           38.92         Cash
    Ryan A. McIntyre.................       July 26, 1995  Common Stock       1,112           38.92         Cash
    Martin R. Reinfried..............       July 26, 1995  Common Stock      38,890        1,361.15         Cash
    Graham F. Spencer................       July 26, 1995  Common Stock     277,778        9,722.23         Cash
    Mark A. Van Haren................       July 26, 1995  Common Stock       1,112           38.92         Cash
    Charles River Partnership VII....       July 28, 1995    Series A       112,500      150,000.00         Cash
                                                             Preferred
                                                             Stock(3)
    IDG Holdings, Inc................       July 28, 1995    Series A       112,500      150,000.00       Cash and
                                                             Preferred                                Cancellation of
                                                             Stock(3)                                   Indebtedness
    Institutional Venture Management
      VI Geoffrey Yang...............       July 28, 1995    Series A         9,000       12,000.00       Cash and
                                                             Preferred                                Cancellation of
                                                             Stock(3)                                   Indebtedness
    Institutional Venture Management
      VI Geoffrey Yang...............       July 28, 1995    Series A       441,000      588,000.00       Cash and
                                                             Preferred                                Cancellation of
                                                             Stock(3)                                   Indebtedness
    Kleiner Perkins Caufield & Byers
      VII, Vinod Khosla..............       July 28, 1995    Series A       405,000      540,000.00       Cash and
                                                             Preferred                                Cancellation of
                                                             Stock(3)                                   Indebtedness
    KPCB VII Founder's Fund
      Vinod Khosla...................       July 28, 1995    Series A        45,000       60,000.00       Cash and
                                                             Preferred                                Cancellation of
                                                             Stock(3)                                   Indebtedness
    Joseph R. Kraus..................       July 31, 1995  Common Stock      95,560        3,344.60         Cash
    Benjamin E. Lutch................       July 31, 1995  Common Stock      47,780        1,672.30         Cash
    Ryan A. McIntyre.................       July 31, 1995  Common Stock      47,780        1,672.30         Cash
    Martin R. Reinfried..............       July 31, 1995  Common Stock      47,780        1,672.30         Cash
    Graham F. Spencer................       July 31, 1995  Common Stock     143,340        5,016.90         Cash
    Mark A. Van Haren................       July 31, 1995  Common Stock      47,780        1,672.30         Cash
    Mark A. Vershel..................      August 1, 1995  Common Stock       4,032          141.12       Services

                                                                                        AGGREGATE
                                                             TITLE OF     NUMBER OF      PURCHASE         FORM OF
                PURCHASER                 DATE OF SALE     SECURITIES(1)    SHARES        PRICE        CONSIDERATION
    ---------------------------------  ------------------  -------------  ----------   ------------   ----------------
    Lighthouse Capital Partners,
      L.P............................      August 2, 1995   Warrant to          (4)          100.00         Cash
                                                             Purchase
                                                             Series A
                                                             Preferred
                                                               Stock
    F & W Investments 1994...........    November 6, 1995    Series B        10,000       25,000.00         Cash
                                                             Preferred
                                                             Stock(3)
    Institutional Venture Management
      VI
      Geoffrey Yang..................    November 6, 1995    Series B         6,000       15,000.00         Cash
                                                             Preferred
                                                             Stock(3)
    Institutional Venture Partners VI
      Geoffrey Yang..................    November 6, 1995    Series B       282,000      705,000.00         Cash
                                                             Preferred
                                                             Stock(3)
    IVP Founders Fund I, L.L.P.
      Geoffrey Yang..................    November 6, 1995    Series B        12,000       30,000.00         Cash
                                                             Preferred
                                                             Stock(3)
    Kleiner Perkins Caufield & Byers
      VII
    Vinod Khosla.....................    November 6, 1995    Series B       263,700      659,250.00         Cash
                                                             Preferred
                                                             Stock(3)
    KPCB Information Sciences
      Zaibatsu Fund II
      Vinod Khosla...................    November 6, 1995    Series B         7,500       18,750.00         Cash
                                                             Preferred
                                                             Stock(3)
    KPCB VII Founders Fund
      Vinod Khosla...................    November 6, 1995    Series B        28,800       72,000.00         Cash
                                                             Preferred
                                                             Stock(3)
    Institutional Venture Management
      VI
      Geoffrey Yang..................    November 6, 1995   Warrant to       12,000             (5)         (5)
                                                             Purchase
                                                           Common Stock
    Institutional Venture Partners VI
      Geoffrey Yang..................    November 6, 1995   Warrant to      564,000             (5)         (5)
                                                             Purchase
                                                           Common Stock
    IVP Founders Fund L.L.P.
      Geoffrey Yang..................    November 6, 1995   Warrant to       24,000             (5)         (5)
                                                             Purchase
                                                           Common Stock
    Kleiner Perkins Caufield & Byers
      VII
      Vinod Khosla...................    November 6, 1995   Warrant to      527,400             (5)         (5)
                                                             Purchase
                                                           Common Stock
    KPCB Information Sciences
      Zaibatsu
    Fund II
      Vinod Khosla...................    November 6, 1995   Warrant to       15,000             (5)         (5)
                                                             Purchase
                                                           Common Stock
    KPCB VII Founders Fund
      Vinod Khosla...................    November 6, 1995   Warrant to       57,600             (5)         (5)
                                                             Purchase
                                                           Common Stock
    Kevin Altis......................    November 9, 1995  Common Stock      70,000        8,750.00    Sale of assets
    Kevin Altis......................    November 9, 1995   Warrant to          (6)             (6)    Sale of assets
                                                             Purchase
                                                           Common Stock
    Lighthouse Capital Partners,
      L.P. ..........................   November 30, 1995   Warrant to          (7)          100.00         Cash
                                                             Purchase
                                                             Series B
                                                             Preferred
                                                               Stock
    Brett T Bullington...............   November 30, 1995  Common Stock       4,000          500.00       Services
    Institutional Venture Partners VI
      Geoffrey Yang..................    December 8, 1995    Series C        29,052      169,082.64         Cash
                                                             Preferred
                                                             Stock(3)
    Institutional Venture Management
      VI
      Geoffrey Yang..................    December 8, 1995    Series C           618        3,596.76         Cash
                                                             Preferred
                                                             Stock(3)

                                                                                        AGGREGATE
                                                             TITLE OF     NUMBER OF      PURCHASE         FORM OF
                PURCHASER                 DATE OF SALE     SECURITIES(1)    SHARES        PRICE        CONSIDERATION
    ---------------------------------  ------------------  -------------  ----------   ------------   ----------------
    IVP Founders Fund I, L.L.P.
      Geoffrey Yang..................    December 8, 1995    Series C         1,236        7,193.52         Cash
                                                             Preferred
                                                             Stock(3)
    Kleiner Perkins Caufield & Byers
      VII
      Vinod Khosla...................    December 8, 1995    Series C        27,166      159,106.12         Cash
                                                             Preferred
                                                             Stock(3)
    KPCB VII Founders Fund
      Vinod Khosla...................    December 8, 1995    Series C         2,967       17,267.94         Cash
                                                             Preferred
                                                             Stock(3)
    KPCB Information Sciences
      Zaibatsu
    Fund II
      Vinod Khosla...................    November 6, 1995    Series C           773        4,498.86         Cash
                                                             Preferred
                                                             Stock(3)
    F & W Investments 1994...........    November 6, 1995    Series C           294        1,711.08         Cash
                                                             Preferred
                                                             Stock(3)
    Charles River Partnership VII....    November 6, 1995    Series C         3,311       19,270.02         Cash
                                                             Preferred
                                                             Stock(3)
    IDG Holdings, Inc................    November 6, 1995    Series C         3,311       19,270.02         Cash
                                                             Preferred
                                                             Stock(3)
    Rosewood Stone Group, Inc........    November 6, 1995    Series C        85,911      500,002.02         Cash
                                                             Preferred
                                                             Stock(3)
    Kevin Altis......................   February 28, 1996  Common Stock      45,000      150,000.00   Cancellation of
                                                                                                        Indebtedness
    Ken Keller.......................       March 1, 1996  Common Stock      64,540       59,675.00         Cash
    AOL Ventures, Inc................       March 8, 1996    Series D       310,753    5,000,015.77         Cash
                                                             Preferred
                                                             Stock(3)
    Tribune Company..................       March 8, 1996    Series D       372,903    6,000,009.27         Cash
                                                             Preferred
                                                             Stock(3)
    Robert Pittman...................       March 8, 1996    Series D         6,215       99,999.35         Cash
                                                             Preferred
                                                             Stock(3)
    CUC International Inc............       March 8, 1996    Series D        62,150      999,993.50         Cash
                                                             Preferred
                                                             Stock(3)
    Itochu Technology................       March 8, 1996    Series D         3,107       49,991.63         Cash
                                                             Preferred
                                                             Stock(3)
    Itochu Technology................       March 8, 1996    Series D        12,430      199,998.70         Cash
                                                             Preferred
                                                             Stock(3)
    IDG Holdings, Inc................       March 8, 1996    Series D         5,000       80,450.00      Release of
                                                             Preferred                                     Claims
                                                             Stock(3)
    AOL Ventures, Inc. ("AOL
      Ventures").....................       March 8, 1996   Warrant to          (8)             (8)         Cash
                                                             Purchase
                                                           Common Stock
    2 shareholders of GoMedia,
      Inc............................      August 1, 1996  Common Stock      15,000             (9)         (9)
    33 shareholders of The McKinley
      Group, Inc.....................     August 30, 1996  Common Stock     849,997            (10)         (10)
    5 optionees......................         February 7,
                                          1996 -- July 1,
                                                     1996  Common Stock     132,301       73,262.00       Cash and
                                                                                                      Promissory Notes
    America Online, Inc. ............      March 27, 1997    Preferred    3,280,330        (11)             (11)
                                                               Stock
                                                            Warrant to
                                                             Purchase
                                                             Preferred
                                                               Stock
                                                             Exchange
                                                               Right

---------------
 (1) All sales, unless otherwise noted, were made in reliance on Section 4(2) of the Securities Act and/or Regulation D or Rule 701 promulgated under the Securities Act and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to the Registrant that the shares were being acquired for investment.

 (2) Warrant No. 1 to purchase up to 36,000 shares of Common Stock at an exercise price of $0.8666 per share and Warrant No. 2 to purchase up to 28,540 shares of Common Stock at an exercise price of $1.25 per share.

 (3) Each share of Preferred Stock was converted into two shares of Common
     Stock.

 (4) Warrant to purchase up to 15,000 shares of Series A Preferred Stock (convertible into 30,000 shares of Common Stock) at an exercise price of $1.33 per share of Series A Preferred Stock.

 (5) Issued in conjunction with the purchase of Series B Preferred Stock. This Warrant was exercisable at an exercise price of $0.125 per share.

 (6) Issued in conjunction with a sale of assets by Purchaser to the Registrant. 45,000 shares of Common Stock were subject to the Warrant.

 (7) Warrant to purchase up to 8,000 shares of Series B Preferred Stock (convertible into 16,000 shares of Common Stock) at an exercise price of $2.50 per share of Series B Preferred Stock.

 (8) Warrant to purchase up to 650,000 shares of Common Stock at an exercise price of $8.00 per share (the "AOL Warrant"). See "Certain Transactions."

 (9) On August 1, 1996, the Registrant merged with GoMedia, Inc. ("GoMedia") and acquired all of the outstanding shares of common stock of GoMedia in exchange for 15,000 shares of the Registrant's Common Stock.

(10) On August 30, 1996, Excite Acquisition, Inc., a wholly owned subsidiary of the Registrant, merged with The McKinley Group, Inc. ("McKinley") and acquired all of the outstanding shares of common stock of McKinley in exchange for 849,997 shares of the Registrant's Common Stock issued pursuant to Section 3(a)(10) of the Securities Act.

(11) On November 25, 1996, the Company agreed to purchase certain assets relating to America Online, Inc.'s ("AOL") WebCrawler search and retrieval service (the "WebCrawler Assets") and also entered into a distribution and license agreement with AOL. As consideration for the purchase of the WebCrawler Assets, the Company issued to AOL, 1,250,000 and 700,000 shares of Series E-1 and E-2 Preferred Stock, respectively. In connection with this acquisition and a distribution agreement, the AOL Warrant was amended to be exercisable into 650,000 shares of Series E-3 Preferred Stock, rather than Common Stock and AOL was given the right to exchange for a 90-day period commencing March 27, 1997 the 680,330 shares of Common Stock beneficially owned by it into an equivalent number of shares of Series E-4 Preferred Stock. The Company received no monetary consideration in these transactions.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed herewith:


EXHIBIT
NUMBER                                         EXHIBIT TITLE
------       ---------------------------------------------------------------------------------
 2.01     -- Agreement and Plan of Reorganization dated as of August 7, 1996 by and among the
             Registrant, Excite Acquisition Corporation, The McKinley Group, Inc., Isabel
             Maxwell, Christine Maxwell, David Hayden, Roger Malina and Daniel Lynch.(1)
 2.02     -- Agreement of Merger dated as of August 30, 1996 by and between Excite Acquisition
             Corporation and the McKinley Group, Inc.(1)
 3.01     -- Registrant's Amended and Restated Articles of Incorporation.(2)
 3.02     -- Certificate of Determination for Series E-1, E-2, E-3 and E-4 Preferred Stock.+
 3.03     -- Registrant's Bylaws, as amended.(3)
 4.01     -- Form of Specimen Certificate for Registrant's Common Stock.(4)
 4.02     -- Restated and Amended Investors' Rights Agreement.(4)
 4.03     -- Amendment to Restated and Amended Investors' Rights Agreement dated as of August
             1, 1996.+
 4.04     -- Amendment to Restated and Amended Investors' Rights Agreement dated as of
             November 25, 1996.(9)
 4.05     -- Registration Rights Agreement dated as of November 25, 1996 by and among the
             Registrant, America Online, Inc. and AOL Ventures, Inc.+

EXHIBIT
NUMBER                                         EXHIBIT TITLE
------       ---------------------------------------------------------------------------------
 4.06     -- Voting Agreement dated as of November 25, 1996 by and among the Registrant and certain shareholders.(9)
 4.07     -- Letter Agreement dated as of November 25, 1996 by and among certain shareholders of Excite, Inc.(9)
 5.01     -- Opinion of Fenwick & West LLP regarding legality of the securities being issued.+
 9.01     -- Voting Trust Agreement dated as of November 25, 1996 by and among the Registrant,
             America Online, Inc, AOL Ventures, Inc. and Richard Redding.+
10.01     -- Registrant's 1995 Equity Incentive Plan.(3)
10.02     -- Registrant's 1996 Equity Incentive Plan, as amended.+
10.03     -- Registrant's 1996 Directors Stock Option Plan.(3)
10.04     -- Registrant's 1996 Employee Stock Purchase Plan.(3)
10.05     -- Registrant's 401(k) Plan.(3)
10.06     -- Form of Indemnity Agreement entered into by Registrant with each of its directors.(3)
10.07     -- Bridge Line of Credit Agreement, dated as of February 23, 1996, among the
             Registrant and Kleiner Perkins Caufield & Byers VII, KPCB VII Founders Fund, KPCB
             Information Sciences Zaibatsu Fund II, Institutional Venture Partners VI,
             Institutional Venture Management VI and IVP Founders Fund I, L.P., and Form of
             Convertible Promissory Note and Form of Promissory Note, as amended.(3)
10.08     -- Promissory Note, dated as of February 27, 1996, issued by Graham F. Spencer to the Registrant.(3)
10.09     -- Secured Full Recourse Promissory Note, dated as of March 15, 1996, issued by
             Brett T. Bullington to the Registrant.+
10.10     -- Stock Pledge Agreement dated as of March 15, 1996 by and between the Registrant and Brett T. Bullington.+
10.11     -- Offer Letter dated January 25, 1996, as amended, to Richard B. Redding.(3)
10.12     -- Offer Letter dated November 30, 1995, as amended, to Brett T. Bullington.(3)
10.13     -- Offer Letter dated March 6, 1996, to Cary H. Masatsugu.(3)
10.14     -- Offer Letter dated January 16, 1996, as amended, to George Bell.(3)
10.15     -- Offer Letter dated as of November 15, 1996, to Robert C. Hood.+
10.16     -- Offer Letter dated as of September 23, 1996 to William White Jr.+
10.17     -- Offer Letter dated as of November 21, 1996, to Jed Simmons.+
10.18     -- Consulting Agreement dated as of November 19, 1996 by and between the Registrant and Robert C. Hood.+
10.19     -- Consulting Agreement dated as of November 22, 1996 by and between the Registrant and Jed Simmons.+
10.20     -- Office Lease, dated as of January 22, 1996, by and between the Registrant and
             McCandless Land and Cattle Company.(3)
10.21     -- Series D Preferred Stock Purchase Agreement dated as of March 8, 1996 by and among the Registrant and various investors.(5)
10.22     -- Warrant to purchase 650,000 shares of Common Stock dated March 8, 1996 issued to
             AOL Ventures, Inc.(5)
10.23     -- Net Search Program -- Premier Provider Agreement dated as of March 28, 1996 between the Registrant and Netscape Communications Corporation.(6)
10.24     -- Office Lease, dated as of August 9, 1996, by and between the Registrant and
             Martin/Campus Associated, L.P.(7)
10.25     -- Acquisition Agreement dated as of November 25, 1996 by and among the Registrant,
             America Online, Inc. and Global Network Navigator, Inc.+
10.26     -- Net Search Program - Premier Provider Agreement dated as of March 27, 1996, and as amended March 27, 1996 and January 21, 1997, between The McKinley Group, Inc.
             and Netscape Communications Corporation.(8)
10.27     -- Premier Provider Services Agreement between the Registrant and Netscape
             Communications Corporation dated as of March 21, 1997 (confidential treatment has been requested for certain portions of this exhibit).(10)

EXHIBIT
NUMBER                                         EXHIBIT TITLE
------       ---------------------------------------------------------------------------------
10.28     -- General Security Agreement between the Registrant and Imperial Bank, dated as of
             March 27, 1997.+
10.29     -- Security and Loan Agreement between the Registrant and Imperial Bank, dated as of
             March 27, 1997.+
10.30     -- Collateral Assignment, Patent Mortgage and Security Agreement made by the
             Registrant in favor of Imperial Bank, dated as of March 27, 1997.+
10.31     -- Form of Stock Purchase Agreement with respect to the securities offered hereby.+
11.01     -- Statement of earnings per share.+
21.01     -- List of Subsidiaries+
23.01     -- Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02     -- Consent of Ernst & Young LLP, Independent Auditors.+
23.03     -- Consent of Price Waterhouse LLP, Independent Accountants.+
24.01     -- Power of Attorney (included in Part II of this Registration Statement).+
27.01     -- Financial Data Schedule (EDGAR version only).(9)


---------------
+ Previously filed.

(1) Previously filed with the Commission on September 12, 1996, as an exhibit to the Registrant's Form 8-K (File No. 0-28064) regarding the acquisition of The McKinley Group, Inc.

(2) Previously filed with the Commission on July 4, 1996, as an exhibit to the Registrant's Registration Statement on Form S-8 (File No. 333-07625).

(3) Previously filed with the Commission on March 11, 1996, as an exhibit to the Registrant's Registration Statement on Form SB-2 (File No. 333-2328-LA)

(4) Previously filed with the Commission on March 29, 1996, as an exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (File No. 333-2328-LA)

(5) Previously filed with the Commission on April 3, 1996, as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (File No. 333-2328-LA)

(6) Previously filed with the Commission on April 3, 1996, as an exhibit to Amendment No. 3 to the Registrant's Registration Statement on Form SB-2 (File No. 333-2328-LA)

(7) Previously filed with the Commission on November 8, 1996, as an exhibit to the Registrant's Quarterly Report on Form 10-Q SB (File No. 0-28064) for the period ended September 30, 1996.

(8) Previously filed with the Commission on February 28, 1997, as an exhibit to the Registrant's Quarterly Report on Form 10-Q SB/A (File No. 0-28064).

(9) Previously filed with the Commission on March 31, 1997, as an exhibit to the Registrant's Annual Report on Form 10-K (File No. 0-28064).

(10) Previously filed with the Commission on April 2, 1997, as an exhibit to the Registrant's Current Report on Form 8-K (File No. 0-28064).

(b) Financial Statement Schedules.

     All schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS.

     The Registrant hereby undertakes the following:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that sections
     (i) and (ii) do not apply if the information required to be included in a post-effective amendment by this section (iii) is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.



          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



          (4) For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.



          (5) For determining liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on June 5, 1997.

                                         EXCITE, INC.

                                         By:        /s/ ROBERT C. HOOD
                                          --------------------------------------
                                                      Robert C. Hood
                                             Executive Vice President, Chief
                                                       Administrative
                                           Officer and Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this Amendment has been signed below by the following persons in the capacities and on the dates indicated.


                    NAME                                      TITLE                        DATE
---------------------------------------------  -----------------------------------    ---------------
        PRINCIPAL EXECUTIVE OFFICER:

               /s/ GEORGE BELL                 President, Chief Executive Officer        June 5, 1997
---------------------------------------------    and Director
                 George Bell
      PRINCIPAL FINANCIAL AND PRINCIPAL
              ACCOUNTING OFFICER:

             /s/ ROBERT C. HOOD                Executive Vice President, Chief           June 5, 1997
---------------------------------------------    Administrative Officer and Chief
               Robert C. Hood                    Financial Officer

            ADDITIONAL DIRECTORS:

                      *                        Senior Vice President and Director        June 5, 1997
---------------------------------------------
               Joseph R. Kraus

                      *                        Director                                  June 5, 1997
---------------------------------------------
                Vinod Khosla

                      *                        Director                                  June 5, 1997
---------------------------------------------
                 Donn Davis

                      *                        Director                                  June 5, 1997
---------------------------------------------
              Geoffrey Y. Yang

                                               Director
---------------------------------------------
               Stephen M. Case

            * /s/ ROBERT C. HOOD               Attorney-in-Fact                          June 5, 1997
---------------------------------------------
               Robert C. Hood